Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A No. 1 of our report dated March 14, 2025 with respect to the consolidated financial statements of Nexalin Technology, Inc. (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Marlton, NJ

October 8, 2026